Exhibit 21
SUBSIDIARIES OF
AFFILIATED COMPUTER SERVICES, INC.,
a Delaware corporation

Jurisdiction
of
Subsidiary	Organization	Other Business Names
1338738 Ontario Inc.	Canada

ACS Application Management Services, Inc.	California	BlueStar Solutions

ACS BPS de Guatemala S.A.	Guatemala

ACS BRC Holdings, Inc.	Delaware

ACS Business Process Solutions (Dominican Republic), S.A.	Dominican Republic

ACS Business Process Solutions (Jamaica) Limited	Jamaica

ACS Business Process Solutions de Mexico S.A. de C.V.	Mexico

ACS Business Process Solutions Limited	United Kingdom

ACS Business Resources Corporation	Delaware

ACS Business Services, LLC	Delaware

ACS Commercial Solutions, Inc.	Nevada	ACS Business Process Solutions

ACS Consultant Company, Inc.	Michigan	ACS Healthcare Solutions Superior Consultant Company Superior Consultant Superior Consultant Company, Inc.

ACS Consultant Holdings Corporation	Delaware	Superior Consultant Holdings

ACS Defense, LLC	Delaware

ACS EDI Gateway, Inc.	Delaware

ACS Education Services, Inc.	Delaware

ACS Education Solutions, LLC	Delaware

ACS Enterprise Solutions, Inc.	Delaware	ACS Government Information Services ACS Government Records ACS State & Local Services ACS Technical Services BRC Government Services BRC Records, Inc. Enduro Binder Logan Services, Inc.

ACS Federal Healthcare, LLC	Delaware

ACS Global, Inc.	Delaware

SUBSIDIARIES OF
AFFILIATED COMPUTER SERVICES, INC.,
a Delaware corporation

Jurisdiction
of
Subsidiary	Organization	Other Business Names
ACS Government Systems, Inc.	Delaware	SCT Government Systems, Inc.

ACS Health Administration, Inc.	Delaware	Rewards Administration Center

ACS Health Care, Inc.	Delaware

ACS Heritage, Inc.	Virginia	Heritage Information Systems

ACS HR Solutions, LLC	Pennsylvania

ACS Human Resources Solutions, Inc.	Pennsylvania

ACS Image Solutions, Inc.	Louisiana	DPX Corporation

ACS IT Solutions, LP	Delaware

ACS Lending, Inc.	Delaware

ACS Marketing, L.P.	Delaware

ACS Outsourcing Solutions, Inc.	Michigan

ACS Print and Mail Services, Inc.	Michigan

ACS Properties, Inc.	Delaware

ACS Protection Services, Inc.	Texas

ACS Public Sector Solutions Inc.	Canada

ACS REBGM, Inc.	Illinois

ACS Securities Services, Inc.	Texas

ACS State & Local Solutions, Inc.	New York	Florida Alliance for Families LDC Collection Systems National Collections Center New York Job Partners NYJP

ACS State Healthcare, LLC	Delaware	Consultec, LLC GenAmerica Consultec, LLC General American Consultec

ACS TradeOne Marketing, Inc.	Delaware	Affiliated ACS Eastern Services, Inc. Class Action Newsletter; TradeOne Marketing Unclaimed Property Recovery Reporting Unclaimed Property Recovery Reporting, Inc.

ACS Trust I	Delaware

ACS Trust II	Delaware

ACS Welfare Benefit Trust	Texas

ACS-BPS (Ghana) Limited	Ghana

ACS/ECG Holdings, LLC	Delaware

SUBSIDIARIES OF
AFFILIATED COMPUTER SERVICES, INC.,
a Delaware corporation

Jurisdiction
of
Subsidiary	Organization	Other Business Names
ACS Of The Philippines, Inc.	Philippines

ACS Worldwide Lending Limited	United Kingdom

Affiliated Computer Services (Fiji) Limited	Fiji

Affiliated Computer Services (Tianjin) Co., Ltd.	China

Affiliated Computer Services of Belgium SPRL	Belgium

Affiliated Computer Services Business Process Solutions, S.A.R.L.	France

Affiliated Computer Services do Brasil Ltda.	Brazil

Affiliated Computer Services Hungary Commercial and Service Provider Limited Liability Company	Hungary

Affiliated Computer Services International (Barbados) Limited	Barbados

Affiliated Computer Services International B.V.	Netherlands

Affiliated Computer Services Ireland Limited	Ireland

Affiliated Computer Services of Germany GmbH	Germany

ACS BPS de Guatemala Sociedad Anonima	Guatemala

Affiliated Computer Services GmbH	Switzerland

Affiliated Computer Services of India Private Limited	India

Affiliated Computer Services (Netherlands) B.V.	Netherlands

Affiliated Computer Services of Poland Sp. z o.o.	Poland

Affiliated Computer Services of Spain, S.L., Sociedad Unipersonal	Spain

Agilera, Inc.	Delaware

Agilera Messaging, Inc.	Delaware

Applicast, Inc.	Delaware

Bevis Trustees Limited	United Kingdom

SUBSIDIARIES OF
AFFILIATED COMPUTER SERVICES, INC.,
a Delaware corporation

Jurisdiction
of
Subsidiary	Organization	Other Business Names
Buck Consultants Insurance Agency Limited	Canada

Bluestar Solutions Limited	United Kingdom

Buck Consultants (Administration) Limited	United Kingdom

Buck Consultants GmbH	Germany

Buck Consultants (Healthcare) Limited	United Kingdom

Buck Consultants Limited	Canada

Buck Consultants Limited	United Kingdom

Buck Consultants, LLC	Delaware

Buck Consultants S.L.	Spain

Buck Kwasha Securities LLC	Delaware

Buckingham Trustees Limited	United Kingdom

Concera Corporation	Delaware

Consultec IPA, Inc.	New York

Digital Information Systems Company, LLC	Georgia	Digital Indexing Systems Company

etravelexperts, LLC	Delaware

FCTC Transfer Services, L.P.	Delaware	First City Transfer Company

Government Records Services, Inc.	Delaware	ACS Government Records Services, Inc.

Health Technology Acquisition Company	Indiana

Heissmann Consultants NV/SA	Belgium

iQuantic, Inc.	California

MidasPlus, Inc.	Arizona

Outsourced Administrative Systems, Inc.	Indiana

Patient Accounting Service Center, LLC	Washington	ARSTRAT ACS Systems

Peter Martin Associates, Inc.	Illinois

Superior Health Care Consultants (UK) Limited	United Kindgom

Tenacity Manufacturing Company, Inc.	Delaware

SUBSIDIARIES OF
AFFILIATED COMPUTER SERVICES, INC.,
a Delaware corporation

Jurisdiction
of
Subsidiary	Organization	Other Business Names
The National Abandoned Property Processing Corporation	Delaware

Talking People Limited	United Kingdom

Title Records Corporation	Delaware

Transaction Processing Specialists, Inc.	Texas

Truckload Management Services, Inc.	Colorado	MultiMedia Recruiting, Inc.

UPRR Securities, LLC	Delaware

Visionary Systems, Ltd.	Iowa

Wagers & Associates, Inc.	Colorado